Exhibit 99.2
0 Supplemental Financial Presentation August 2023 Offering everyone a piece of the American spirit—one handshake at a time.

1 Important Information Forward-Looking Statements This presentation contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this presentation are forward-looking statements. You can identify forward-looking statements by the fact that they generally include words such as "anticipate," "estimate," "expect," "project," "plan,“ "intend," "believe," “outlook” and other words of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this presentation, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences; the Company’s ability to effectively execute on its growth strategy; the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this presentation after the date of this presentation. Industry and Market Information Statements in this presentation concerning our industry and the markets in which we operate, including our general expectations and competitive position, business opportunity and market size, growth and share, are based on information from independent industry organizations and other third-party sources, data from our internal research and management estimates. Management estimates are derived from publicly available information and the information and data referred to above and are based on assumptions and calculations made by us based upon our interpretation of such information and data. The information and data referred to above are imprecise and may prove to be inaccurate because the information cannot always be verified with complete certainty due to the limitations on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, please be aware that the data and statistical information in this presentation may differ from information provided by our competitors or from information found in current or future studies conducted by market research institutes, consultancy firms or independent sources. Recent Developments Our business and opportunities for growth depend on consumer discretionary spending, and as such, our results are particularly sensitive to economic conditions and consumer confidence. Inflation and other challenges affecting the global economy could impact our operations and will depend on future developments, which are uncertain. These and other effects make it more challenging for us to estimate the future performance of our business, particularly over the near-to-medium term. For further discussion of the uncertainties and business risks affecting the Company, see Item 1A, Risk Factors, of our Fiscal 2023 10-K.

2 $162 $384 FY19 Q1 FY24 Q1 Q1 Fiscal 2024 vs. Five Years Ago Q1 Total Sales ($M) Q1 GAAP EPS $0.24 $1.13 FY19 Q1 FY24 Q1 137% Growth 19% CAGR 371% Growth 36% CAGR

3 Customer Growth Annual Active Customers (in millions)1 3.1 3.5 3.8 4.0 4.3 4.7 5.8 7.1 7.5 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 Q1 6.1 7.5 FY23 Q1 FY24 Q1 Q1 Active Customers (in millions) 1Represents the number of B Rewarded Loyalty Members who have purchased merchandise from us in the trailing three-year period of each fiscal year mentioned.

4 Customer Survey – Recap1 Q: Why did you purchase product from Boot Barn? 0% 19% 5% 76% For An Event and Don't Intend to Shop Again For An Event and Intend to Shop at Boot Barn Again For Work Only Everyday Style Q: On your first visit to Boot Barn, were the products what you expected? 7% 35% 58% Less Variety of Product Expected Variety of Products More Variety of Products Q: Did you start wearing western attire because you watched the television show Yellowstone? Q: How likely are you to recommend Boot Barn to a friend or colleague? (0 = not at all likely, 10 = extremely likely) 0% 0% 0% 0% 0% 1% 2% 6% 14% 17% 60% 0 1 2 3 4 5 6 7 8 9 10 4% 96% Yes No 1 In Q1 FY24, the Company conducted an online survey of customers who purchased an item from Boot Barn (either online or at one of its stores) over the last 24 months. Over 18,000 responses were collected by this survey. While we acknowledge that there is a sample bias in the survey responses that we receive, we are pleased to see that the results are consistent with our CRM data regarding new customers and their shopping preferences.

5 Customer Survey - Retention1 Q: How likely are you to shop at Boot Barn in the next 12 months? 0% 1% 8% 24% 67% Not Likely At All Slightly Likely Moderately Likely Very Likely Extremely likely 1 In Q1 FY24, the Company conducted an online survey of customers who purchased an item from Boot Barn (either online or at one of its stores) over the last 24 months. Over 18,000 responses were collected by this survey. While we acknowledge that there is a sample bias in the survey responses that we receive, we are pleased to see that the results are consistent with our CRM data regarding new customers and their shopping preferences.

Newsweek – America's Best Retailers 2023

America's Best Overall Retailer

#	Retailer	Score
1	Boot Barn	95.59
2	Dooney & Burke	94.45
3	2nd & Charles	92.84
4	Van Cleef & Arpels	92.74
5	Ethan Allen	92.48
6	Lovely	92.12
7	LEGO	92.04
8	Von Maur	92.01
9	Wegmans	92.01
10	Vera Bradley	91.37

America's Best Clothing Retailer

#	Retailer	Score
1	Boot Barn	95.59
2	Dooney & Burke	94.45
3	Van Cleef & Arpels	92.74
4	Lovely	92.12
5	Von Maur	92.01
6	Vera Bradley	91.37
7	Dior	91.04
8	Kendra Scott	90.88
9	Johnston & Murphy	90.63
10	Adam & Eve	90.59

- The 2023 America's Best Retailers rankings were identified from the results of an independent survey of more than **9,000 U.S. customers** who have shopped at the retailers in-person in the past three years. In total, over **140,000 evaluations** were collected. The awarded retailers each received **on average 100 evaluations** from customers.
- The survey was conducted on retailers from **39 categories**, providing results for a broad-spectrum of customer experiences in traditional retail. For each category, only retailers present in at least two census regions have been included in the list (exceptions made for retailers with 600 or more locations).
- In total, the survey took an average of 9-11 minutes to complete, and the field period ran from February to March 2023.
- The final assessment and rankings were based on the **Likelihood of Recommendation** (50% of the final score) and five evaluation criteria (also 50% of the final score):

Products: measures the quality, price, range and variety of products offered in-store.
Customer Service: measures the friendliness, helpfulness, and availability of employees in-store.
Atmosphere: measures the general atmosphere, lighting/illumination, music, cleanliness of stores.
Accessibility: measures the parking availability, store hours, convenience of store location.
Shop Layout: measures the order that products are displayed, aisle size, product-presentation, mannequins, store size.

The top 3-10 retailers based on category size receiving the highest scores in each category were awarded as America's Best Retailers 2023.

6

7 Strategic Initiatives Update 1 2 3 4 Expand Our Store Base Drive Same Store Sales Growth Continue Omni-Channel Leadership Build Out Exclusive Brand Portfolio

8 15% New Unit Growth 86 117 152 169 208 219 226 240 259 273 300 345 397 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 E Annual Store Count 1 1Represents management’s guidance to open 52 new stores in Fiscal 2024 (including Q1 FY24 actual openings and its best estimate of future quarterly cadence), provided on the Company’s first quarter earnings call on August 2, 2023. 1 11 11 11 10 12 12 16 10 9 17 FY22 Q3 FY22 Q4 FY23 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY24 Q1 FY24 Q2 E FY24 Q3 E FY24 Q4 E Quarterly New Unit Growth 1 1 1 1

9 1 Expansion Into New and Existing Markets • 363 stores • 44 states • 86 stores • 8 states 2012 Today New Store Economics 10K 12K SqFt $1.7M $3.5M 1st Year Sales $700K $1.4M Investment 32% 75% Return on Investment IPO Model Today 3yr Payback ~1.3yr Payback

10 -5.0% -2.6% 1.5% 1.0% Apr May Jun Jul 2 Store SSS% by Month FY23 8.1% 14.8% 8.1% 1.6% 4.4% 5.1% 1.5% 1.9% -3.2% 0.6% -1.9% -6.2% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar FY24 FY22 323.1% 98.2% 54.0% 74.8% 72.9% 55.5% 50.4% 56.7% 57.8% 38.2% 47.8% 17.3% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar 1 1Represents preliminary retail store same store sales for July Fiscal 2024.

② A Decade of Strong Sales Across Channels



Total Sales Growth %
38.2%
48.4%
16.4%
41.3%
10.7%
7.6%
14.6%
8.8%
5.7%
66.6%
11.4%
5.5%
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24 E[1]



Consolidated SSS%
11.9%
6.7%
7.3%
-0.1%
0.3%
5.2%
10.0%
5.0%
3.1%
53.7%
-0.1%
-3.0%
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24 E[1]



Retail Store SSS%
10.9%
6.8%
6.7%
-2.4%
-2.3%
6.1%
9.5%
4.5%
-1.1%
57.2%
1.8%
-3.5%
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24 E[1]



E-commerce SSS%
31.7%
4.5%
20.9%
13.2%
13.6%
1.2%
12.2%
7.4%
23.6%
38.7%
-10.2%
0.0%
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24 E[1]

[1]Reflects the high end of the Company's guidance range provided on its August 2, 2023 earnings call.

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② Healthy Inventory Position

- Total inventory growth of 6%.
- Average comp store inventory decline of (9)%.
- 26 weeks of store supply.



Stores Weeks of Supply[1]
24
25
26
20
24
26
FY19
FY20
FY21
FY22
FY23
FY24 E



~640bps Q1 Merchandise Margin Rate Growth over Six Years[2]
FY23 Q1 includes (70)bps of freight headwinds
FY24 Q1 includes 10bps of freight tailwinds
+140bps
+150bps
(200)bps
+420bps
+40bps
(70)bps Freight
+90bps
+80bps Product
+10bps Freight
FY19 Q1
FY20 Q1
FY21 Q1
FY22 Q1
FY23 Q1
FY24 Q1

[1]Weeks of supply calculated using respective end of first quarter store-only on-hand inventory and store sales estimates for future weeks in each respective year.
[2]Q1 merchandise margin rate has increased approximately 640 basis points over the six-year period of Q1 Fiscal 2018 through Q1 Fiscal 2024.

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13 3 Omni-Channel Capabilities Drive Store Traffic • Bring Long Tail to Stores • Ship to Store / BOPIS • Return in Store Deliver Digital Experience in Stores • • Mobile App • Range Finder (finite aisle) • WHIP (endless aisle) • Handheld Tablet Fulfill Online Demand Efficiently • DC Fulfillment • Store Fulfillment • Same Day Delivery Improve Online Profitability • Price above IMAP; respect MSRP on bootbarn.com • Improve ROAS (ROI)

14 3 Ecommerce SSS% by Month -19.1% -9.0% -3.5% -11.4% Apr May Jun Jul FY23 13.1% 8.5% 6.4% -3.0% -1.3% -13.5% -18.5% -25.4% -10.1% -16.3% -18.7% -19.4% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar FY24 FY22 26.1% -4.4% 10.2% 32.1% 40.3% 49.3% 55.5% 59.4% 42.4% 63.1% 57.2% 35.4% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar 1Represents preliminary e-commerce same store sales for July Fiscal 2024. 1

15 WESTERN COUNTRY ARTIST INSPIRED Exclusive Brands Portfolio WORK RANCH & RODEO 4

16 Exclusive Brands Penetration Growth 3.0% 5.0% 7.0% 9.7% 11.1% 10.7% 13.5% 16.2% 22.0% 23.7% 28.3% 34.0% 39.0% FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 E Full Year Exclusive Brands Penetration % Margin enhancement ~1,000 bps vs. 3rd party brands $5 $12 $24 $39 $63 $67 $92 $126 $186 $212 $421 $564 $682 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 E Full Year Exclusive Brands Sales ($M) 4 1FY24 estimated 39.0% consolidated exclusive brand penetration reflects 500 basis points of growth over fiscal 2023 as provided in the Company’s guidance outlined on their August 2, 2023 earnings call. 1 1 31.7% 38.0% FY23 Q1 FY24 Q1 Q1 Exclusive Brands Penetration % Q1 Exclusive Brands Sales ($M) +630bps vs. LY $116 $146 FY23 Q1 FY24 Q1

17 FY24 Guidance

18 Q2 FY24 Financial Guidance Q2 FY24 Financial Guidance Low End ($M) High End ($M) High End Guidance Comments Total Net Sales Consolidated SSS% Store SSS% E-commerce SSS% Total Net Sales Growth % New Store Openings $372 (5.5)% (4.5)% (11.0)% 5.8% 10 $379 (3.5)% (2.5)% (9.0)% 7.8% 10 Gross Profit % $130.7 35.1% $134.2 35.4% +50bps merchandise margin expansion including flat freight expense year-over-year (180)bps Buying/Occupancy/DC deleverage SG&A % $95.3 25.6% $96.4 25.4% Income from Operations % $35.4 9.5% $37.8 10.0% GAAP Earnings per Diluted Share $0.84 $0.90

19 Full Year FY24 Financial Guidance Full Year FY24 Financial Guidance Low End ($M) High End ($M) High End Guidance Comments Total Net Sales Consolidated SSS% Store SSS% E-commerce SSS% Total Net Sales Growth % New Store Openings $1,715 (5.0)% (5.5)% (4.0)% 3.5% 52 $1,748 (3.0)% (3.5)% Flat 5.5% 52 No change to Q3 & Q4 sales assumptions Gross Profit % $629.7 36.7% $645.7 36.9% +160bps merchandise margin expansion including +100bps freight tailwind (150)bps Buying/Occupancy/DC deleverage SG&A % $419.3 24.4% $422.9 24.2% Income from Operations % $210.4 12.3% $222.8 12.7% GAAP Earnings per Diluted Share $5.05 $5.35 Interest Expense of $3.2M Capital expenditures of $90M - $95M

20 National Leader in Attractive Market • Leading player in estimated $40 billion industry • Brick-and-mortar presence in 44 states and online sales in all 50 states plus international • Pressure-tested model World Class Omni-Channel Capabilities • Strong variety of omni-channel offerings in place • Ability to drive incremental traffic to stores • Improved customer satisfaction with added convenience and quicker delivery Strong New Unit Growth Opportunities • Proven ability to open stores in both new and existing markets • Store-preferred shopping experience • Minimal sales cannibalization from opening stores in existing markets Lifestyle Brand with Loyal Customer • Genuine lifestyle retail brand • Extremely loyal customers seeking authenticity • Lifestyle experience across stores, e-commerce and events Profit Enhancement Opportunities • Proven ability to drive merchandise margin expansion • Economies of scale in purchasing & ability to leverage expenses Investment Considerations Exclusive Brands • 1,000bps margin enhancement vs. 3rd party brands • Differentiated assortment to satisfy all customer segments • Proven supply chain reliability

21 investor.bootbarn.com